Exhibit 10.1

CONTRACT SERVICES AGREEMENT

This Agreement is made as of August 2, 2006 by and between Morningstar, Inc., hereinafter referred to as “Morningstar” and Mike Henkel, hereinafter referred to as “Contractor” and shall become effective October 1, 2006.

1.             SERVICES TO BE PROVIDED

For a period of nine (9) months, beginning October 1, 2006, Contractor is hereby retained to perform Consulting services for Morningstar’s Ibbotson Advice and Consulting business from time to time on a limited basis and at mutually agreed times.

2.             FEE

For all services rendered by Contractor under this Agreement, Morningstar shall pay Contractor a fee of $11,111 dollars per month on the first business day of the month for each of the nine (9) months of the term hereof.  Contractor shall be responsible for payment of all state and federal taxes in connection with performance of the services and receipt of compensation under this Agreement.  Contractor will not be an employee of Morningstar and will not be entitled to any pay, benefits or other perquisites of employment that may be provided to Morningstar employees.

Contractor shall be responsible for the provision of routine supplies and payment of routine expenses incurred in connection with providing services under this Agreement.  Reasonable non-routine expenses incurred on behalf of Morningstar such as out-of-town travel and long-distance telephone charges shall be reimbursed if approved in advance and supported by appropriate documentation.

 3.            INDEPENDENT CONTRACTOR STATUS

Contractor is retained by Morningstar only for purposes and to the extent set forth in this Agreement, and nothing in this Agreement shall be considered to create the relationship of employer and employee between the parties upon the effectiveness hereof.  Contractor shall be deemed at all times to be an independent contractor and neither party has the authority to bind the other to any third person or to otherwise act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto.

 It is understood and agreed that Contractor has full dominion and control over the means by which the services are to be performed under this Agreement and that any approval by Morningstar of plans, methods or techniques or evaluation of the quality of services being provided shall not be construed to alter the independent contractor status.

4.             OTHER WORK

Contractor may undertake for remuneration such other work, contracts or arrangements as the Contractor deems desirable provided that it does not materially interfere with the provision of services under this Agreement.

5.             CUSTOMER CONTACT

All contact between Contractor and Morningstar customers or prospective customers in connection solely with the provision of services hereunder will be conducted through or with the prior approval of Morningstar’s CEO or COO.

6.             RESTRICTIVE COVENANTS.

Contractor acknowledges and agrees that the covenants described in this paragraph are essential terms of this Agreement and are necessary for the protection of the business interests of Morningstar, including but not limited to its Confidential Information and customer relationships, and that these covenants do not place undue restraint on Contractor’s livelihood.

Non-Competition. While Contractor is providing services under this Agreement, Contractor will not engage directly or indirectly in the Prohibited Business.  The term “Prohibited Business” shall mean (i) providing 401(k) investment advice services to plan providers as an independent expert and (ii) providing asset allocation and fund selection services to mutual fund of funds as an independent consultant.  The limitations set forth in this Paragraph shall be applicable to Contractor acting as a proprietor, partner, joint venture, shareholder (other than as a shareholder of not more than 1% of the equity of any publicly traded company held for investment purposes only), as a lender or bond or debenture holder, as a consultant or adviser, or in any other capacity of or with any corporation, association or other entity, or as an agent or representative of any of the foregoing.

Non-Disclosure of Confidential Information.  Contractor agrees not to use or disclose any Confidential Information concerning the business or affairs of Morningstar or any Morningstar customer unless required to do so by a court of competent jurisdiction.  Confidential Information includes, without limitation, information concerning existing and prospective customers, existing and prospective marketing plans and activities, financial information, business plans, trade secrets, and other non-public information.  Confidential Information further includes, without limitation, Confidential Information acquired by Morningstar by virtue of its acquisition of Ibbotson Associates.

Solicitation of Employees.  Contractor agrees that during the term of this Agreement, Contractor will not solicit any employee of Morningstar to cease employment with Morningstar.

Contractor acknowledges that full compliance with all of the covenants set forth in this paragraph is necessary to protect Morningstar’s valuable business interests, including but not limited to the customer relationships, goodwill, and Confidential Information that Morningstar acquired by virtue of its acquisition of Ibbotson.  Contractor further acknowledges that his failure to comply with these restrictive covenants may damage Morningstar in a manner for which there will be no adequate remedy at law.  Therefore, in the event of a breach of any of these covenants, Contractor acknowledges and agrees that Morningstar may be entitled to injunctive relief and Morningstar may further be entitled to such other relief, including money damages, as may be deemed appropriate by a court of competent jurisdiction or an arbitrator.  If any court should at any time find any one of these covenants to be unenforceable or unreasonable as to scope, territory or period of time, then the scope, territory or period of time of the covenant shall be that determined by the court to be reasonable, and the parties hereby agree that the court has the authority to so modify any of these covenants as necessary to make the covenant enforceable.

7.             AUTHORIZATION.

Contractor does not have authority to bind Morningstar to any contracts or commitments with a monetary value in excess of one hundred dollars ($100.00) without prior approval of Morningstar’s CEO, CFO or COO and agrees not to create any such obligation for Morningstar or bind or attempt to bind Morningstar upon the effectiveness of this Agreement.

8.             GOVERNING LAW.

This agreement is to be executed in the State of Illinois and shall be interpreted, construed and enforced under the laws of the State of Illinois.

9.             SEVERABILITY. The terms and provisions of this agreement shall be deemed separable, so that if any term or provision is deemed to be invalid or unenforceable, such term or provision shall be deemed deleted or modified so as to be valid and enforceable to the full extent permitted by applicable law.

10.          ENTIRE AGREEMENT.

The terms of this Agreement constitute the entire agreement between Contractor and Morningstar with respect to the subject matter hereof, and supersede any prior agreement, whether oral or written, between Contractor and Morningstar respect to the subject matter hereof.  Any amendment or modification hereto must be made in writing.

11.          ARBITRATION.  In the event that a dispute arises with respect to the application or interpretation of this agreement, the parties agree to submit such dispute to final and binding arbitration under the rules of the American Arbitration Association (“AAA”).  Upon request of either party, the AAA shall provide a list of seven (7) arbitrators from Illinois, Wisconsin or Indiana who are members of the National Academy of Arbitrators.  Each party shall have the right to reject one panel of arbitrators so provided.  The parties shall select the arbitrator from the panel by alternate strikes, with the order of strikes to be determined by a coin toss.  The arbitrator’s authority shall be limited to interpretation of this Agreement and the arbitrator shall have no authority to modify or add to the terms hereof.

IN WITNESS WHEREOF, Contractor has executed this Agreement and Morningstar has caused this Agreement to be executed by its CEO, Joe Mansueto, on the day and year above written.

Contractor	MORNINGSTAR, INC.

/s/ Mike Henkel	By:	/s/ Joe Mansueto
Mike Henkel		Joe Mansueto, CEO